As filed with the Securities and Exchange Commission on November 12, 2010.
Registration No. 333-165949

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-1
POST-EFFECTIVE AMENDMENT NO. 1
TO
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ELSINORE SERVICES, INC.
(Name of registrant as specified in its charter)

Delaware	7310	27-0289010
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4201 Connecticut Avenue, N.W., Suite 407, Washington, D.C. 20008 (202) 609-7756
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Arne Dunhem, Chief Executive Officer
Elsinore Services, Inc.
4201 Connecticut Avenue, N.W.
Suite 407
Washington, D.C.  20008
Telephone: (202) 609-7756
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Neil R.E. Carr, Esquire
Babirak Carr, P.C.
1050 17th Street, N.W., Suite 600
Washington, D.C. 20036
Telephone: (202) 587-2983
Facsimile: (202) 318-4486

Approximate date of commencement of proposed sale to the public: Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-accelerated Filer ☐	Smaller Reporting Company ☑
(Do not check if a smaller reporting company)

DE-REGISTRATION OF SECURITIES

Elsinore Services, Inc., a Delaware corporation (the “Company”), registered 3,000,000 shares (the “Registered Shares”) of the Company’s common stock, $.001 par value per share (the “Common Stock”), for offer and sale by the Company pursuant to a Registration Statement on Form S-1 (File No. 333-165949), as amended (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on June 10, 2010.

The offering period for the Registered Shares has expired and, pursuant to the undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering, the Company hereby files this Post-Effective Amendment No. 1 to the Registration Statement to de-register the 773,000 shares of Common Stock that previously were not sold under the Registration Statement.  Such shares remain unissued and unsold as of the date of the filing of this Post-Effective Amendment No. 1.  The Registration Statement is hereby amended to reflect de-registration of such shares.

ii

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Washington, D.C., on November 12, 2010.

ELSINORE SERVICES, INC.

By:	/s/ Arne Dunhem
Arne Dunhem
Chief Executive Officer and President
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Arne Dunhem	Chairman of the Board, Chief Executive	November 12, 2010
Arne Dunhem	Officer, President and Secretary
(Principal Executive Officer)

/s/ Dean V. Schauer	Senior Vice President, Chief Financial	November 12, 2010
Dean V. Schauer	Officer and Director
(Principal Financial and Accounting
Officer)

/s/ Todd Mason	Director	November 12, 2010
Todd Mason

/s/ Leif T. Carlsson	Director	November 12, 2010
Leif T. Carlsson